AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement (the "Amendment") is made as of November 18, 1998, by and between PLM International, Inc., a Delaware corporation ("Employer"), and Richard K Brock ("Employee").

                  WHEREAS, Employer and Employee are parties to an Employment Agreement ("Agreement") dated as of May 12, 1998, as authorized by the Board of Directors of Employer on May 12, 1998;

                  WHEREAS, the Board of Directors of Employer has determined that Employee will not be protected by the Change in Control provisions of the Agreement in the event that Steel Partners, L.L. C. acquires greater than 15% of the combined voting power of the securities of the Employer because Steel Partners, L.L.C. owned greater than 5% of the securities of the Employer at the time the Agreement was entered into;

                  WHEREAS, the Board of Directors of Employer intended, at the time it authorized the Agreement, for Employee to have such protection;

                  WHEREAS, the Board of Directors of Employer deems it to be in the best interests of the shareholders of the Employer to amend the Agreement in order to provide the protection that was intended and in order to maintain a continuity of management, and retain an experienced, successful and proven management team;

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, Employer and Employee hereby agree as follows:

         1. Change In Control. The definition of "Change in Control" is hereby amended by deleting and replacing in its entirety Paragraph (ii) of
Section 11 as follows:

                  "(ii) any Person, who does not have Beneficial Ownership of securities of the Employer representing 15% or more of the combined voting power of the outstanding securities of the Employer on the date hereof, acquiring Beneficial Ownership of more than 15% of the combined voting power of the securities of the Employer then outstanding; or"

         2. Express Amendment. Except as specifically amended herein, all other terms and conditions of the Agreement, including the other portions of the definition of "Change in Control", shall remain in full force and effect. No provision of this Amendment shall be construed to limit any right or obligation of either party under the Agreement.

         3. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.


EMPLOYER:                                        EMPLOYEE:

PLM INTERNATIONAL, INC.


By:/s/ Robert N. Tidball                          /s/ Richard K Brock
   Robert N. Tidball                              Richard K Brock
Its: President and Chief Executive Officer